Exhibit 10.2

This Amended and Partially Restated Promissory Note (this “Note”) amends and partially restates the Original Note. “Original Note” means, the Promissory Note made by Borrower (as hereinafter defined) payable to Franklin Street Properties Corp. (“Franklin”) dated December 29, 2011 in the original principal amount of $106,200,000.00 as assigned from Franklin to Lender by that certain Assignment of Mortgage and Other Loan Documents of even date herewith, and as endorsed by Franklin to the order of Lender by that certain Allonge of even date herewith and as partially further assigned to the other lenders (“Other Lenders”) under the Agreement (as defined below). Borrower, Lender and Other Lenders wish to amend and restate the Original Note, and the Original Note is hereby amended and partially restated, in its entirety as set forth below.

AMENDED AND RESTATED PROMISSORY NOTE

$46,200,000.00	July 27, 2012

FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay to RBS CITIZENS, NATIONAL ASSOCIATION or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to Borrower under that certain Loan Agreement, dated as of July 27, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Defaults specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO NEW YORK’S PRINCIPLES OF CONFLICTS OF LAWS).

THIS NOTE IS NON-RECOURSE AS TO BORROWER, EXCEPT AS PROVIDED OTHERWISE IN THE AGREEMENT.

BORROWER:	FSP 50 SOUTH TENTH STREET CORP.,
a Delaware corporation

	By:	/s/ George J. Carter
Name: George J. Carter
Title: President